UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

Skkynet Cloud Systems, Inc.

(Exact name of registrant as specified in its charter)

Nevada	45-3757848
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

20 Bay Street – Suite 1100 Toronto, Ontario Canada M5J 2N8

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-180951 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: Common stock, par value $.001 per share (Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Registrant’s common stock, par value $.001 per share, set forth in the section entitled “Description of Securities” on page 23 of the Registrant’s Registration Statement on Form S-1 (SEC File No. 333-180951) is incorporated by reference herein as if set forth in full herein.

Item 2. Exhibits.

Exhibit No.	Description
3.1(a)	Articles of Incorporation of Skkynet Cloud Systems, Inc.*
3.2	By-Laws*

* Previously filed with the Registrant’s Registration Statement on Form S-1, file number 333-180951 filed with the Securities and Exchange Commission on April 26, 2012, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant) Skkynet Cloud Systems, Inc.

Date June 25, 2012

By /s/ Andrew S. Thomas

Andrew S. Thomas, CEO